                               STOCK PURCHASE AGREEMENT


    This STOCK PURCHASE AGREEMENT (including the Exhibits hereto, this "Agreement"), dated as of March 31, 1997 is entered into by and among FAMCO II LIMITED LIABILITY COMPANY, a Minnesota limited liability company (the "Subscriber"), and MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Company").

                                      AGREEMENTS

1.  SUBSCRIPTION FOR SHARES

    1.1  NUMBER OF SHARES AND PURCHASE PRICE

    Subject to the terms and conditions hereof, the Company agrees to issue and sell to Investor 444,445 shares of Class A Stock at a purchase price of $3.375 per share for a total price of $1,500,001.87 (the "Purchase Price"). The shares of stock purchased by Investor hereunder are hereinafter referred to as the "Shares."


    1.2  PAYMENT OF PURCHASE PRICE

    Five Hundred Thousand Dollars ($500,000.00) of the Purchase Price shall be payable on March 31, 1997 whereupon the number of Shares purchased thereby shall be issued. Provided there has been no occurrence of an Adverse Event (as hereinafter defined), the balance of the Purchase Price shall be payable April 15, 1997 (the "Second Payment"). An "Adverse Event" shall mean: (i) the Company has not received the proposed financing in the amount of $4.1 million from Norwest Bank Minnesota N.A. and Norwest Business Credit by April 14, 1997; or
(ii) Marquette Bank terminates its forbearance agreement and proceeds to exercise its remedies against the Company; or (iii) the Company's auditors issue a qualified opinion; or (iv) any action is brought or threatened against the Company by Catherine A. Anderson or ErgometR. If an Adverse Event occurs, Subscriber shall have the option to cancel the Second Payment by sending written notice thereof to the Company whereupon Subscriber shall have no further obligation to the Company.


2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Subscriber as follows:

    2.1       ORGANIZATION AND STANDING

    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse effect on the Company's properties or business as now conducted or as proposed to be conducted.

    2.2       CORPORATE POWER

    The Company has all requisite legal and corporate power to execute and deliver this Agreement and the other agreements contemplated hereby, to issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

    2.3       CAPITALIZATION

    The authorized capital stock of the Company, the designation(s) of classes of stock and the rights and preferences of stock, if any, are set forth on
Schedule 2.3. All issued and outstanding shares of the Company's capital stock as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The requisite number of shares of common stock of the Company have been reserved for issuance upon conversion of the Shares. Except as set forth on Schedule 2.3, no shareholder of the Company has any rights or preferences not afforded all shareholders of the Company, including without limitation, any pre-emptive or approval right pertaining to the sale and purchase of the Shares.

    2.4       AUTHORIZATION

    All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement; the authorization, issuance, sales and delivery of the Shares: and the performance of all of the Company's obligations hereunder has been taken. This Agreement, when executed and delivered by the Company and Subscriber shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

    2.5       VALID ISSUANCE

    The Shares, when issued, sold and delivered in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, will be free and clear of any liens or encumbrances.


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

    2.6       COMPLIANCE WITH OTHER INSTRUMENTS

    Except as set forth on Schedule 2.6, the Company is not in violation of any term of the Articles or its Bylaws, any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, order to which the Company is subject or any statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or require consent under or be in conflict with or constitute, with or without the passage of time or giving of notice or both, a breach or default under any such term, or result in the creation of any lien, mortgage, pledge, encumbrance or charge upon any of the properties or assets of the Company.

    2.7       LITIGATION

    Except as set forth on Schedule 2.7 hereof, there are no actions, suits, proceedings or investigations pending against the Company or any of its properties before any court or governmental agency (nor, to the Company's knowledge, is there any reasonable basis therefor or threat thereof). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

    2.8       TAX RETURNS

    The Company has filed all federal, state and other tax returns required to have been filed by it and has paid all taxes which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date thereof. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company, nor are there any actions, suits, proceedings or claims now pending against the Company in respect of any tax or assessment. There is no pending or, to the Company's knowledge, threatened investigation of the Company by any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

    2.9       GOVERNMENTAL CONSENTS

    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby under applicable state securities laws, which filings and qualifications, if required, will be accomplished within the required statutory period, and the filing pursuant to Regulation D promulgated under the


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

Securities Act of 1933, as amended (the "1933 Act"), which filing will be made within 15 days of the execution hereof.

    2.10      ACCURACY OF INFORMATION

    The information which has been furnished to Subscriber are true and correct and accurate in all material respects as of the date hereof except for financial data which is accurate as of the date shown therein. Other than those listed on
Schedule 2.10, there are no employment agreements, stock option plans or compensation plans of the Company.

    2.11      USE OF PROCEEDS

    The proceeds received from the sale of Shares shall be used for general business purposes of the Company. No commissions are payable in connection with the sale of the Shares.

3.  REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

    Subscriber hereby represents and warrants, severally and not jointly, to the Company as follows:

    3.1       AUTHORIZATION

    This Agreement, when executed and delivered by Subscriber and the Company, will constitute a valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

    3.2       EXPERIENCE

    Subscriber has such knowledge and experience in financial and business matter that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber acknowledges that the Shares are a speculative risk. Subscriber is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment in the Shares (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

    3.3       INVESTMENT

    Subscriber is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.


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

Subscriber understands that the Shares have not been registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Subscriber's representations as expressed herein. The Subscriber understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving any public offering and that under such laws and applicable regulations the Shares may be resold without registration under the 1933 Act only in certain limited circumstances.

    3.4       ACCESS TO DATA

    Subscriber and its representatives have been afforded access to corporate books, financial statements, records, contracts, documents and other information concerning the Company (to the extent such exists), and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's existing and proposed business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein. Subscriber further represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof.

    3.5       RESIDENCY

    For purposes of the application of state securities laws, Subscriber represents that it is a resident of Minnesota

4.  RIGHTS AND PREFERENCES

    4.1  RIGHTS AND PREFERENCES

    The Shares shall have the rights and preferences set forth on the Certificate of Rights and Preferences attached hereto as Exhibit A.

    4.2  REGISTRATION RIGHTS

    The Shares shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit B.


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5.  MISCELLANEOUS

    5.1  GOVERNING LAW

    This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents made and to be performed entirely within the State of Minnesota.

    5.2  SURVIVAL

    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Subscriber and shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

    5.3  SUCCESSORS AND ASSIGNS

    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

    5.4  ENTIRE AGREEMENT

    This Agreement, including the Exhibits hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by and representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

    5.5  AMENDMENT AND WAIVER

    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Subscriber.

    5.6  NOTICES

    All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission or deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to



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

Subscriber, at Subscriber's address set forth or at such other addresses as Subscriber shall have furnished to the Company in writing, or (b) if to the Company, at 350 Oak Grove Parkway, St. Paul, MN 55127, or at such other address as the Company shall have furnished to Subscriber in writing.

    5.7  COUNTERPARTS

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


                             MEDICAL GRAPHICS CORPORATION



                             By:    /s/Dale H. Johnson
                                ------------------------------------------
                                Its:    Chief Financial Officer
                                    --------------------------------------


                             FAMCO II LIMITED LIABILITY COMPANY
                             By its Manager
                             Family Financial Strategies, Inc.



                             By:   /s/John D. Wunsch
                                 -----------------------------------------
                                Its:   Chief Executive Officer
                                    --------------------------------------


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